Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE THIRD SUPPLEMENTAL INDENTURE AND THE ORIGINAL INDENTURE.

This Note is a Book-Entry Note within the meaning of the Original Indenture and every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Book-Entry Note except in the limited circumstances described in the Original Indenture.

No. R-	Principal Amount (US) $
CUSIP # 013817 AT8	as revised by the Schedule of Increases and Decreases in Global Note attached hereto
ISIN # US013817AT86

5.25% Convertible Notes due 2014

Alcoa Inc., a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Third Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             Million (United States) Dollars (US$            ), as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on March 15, 2014, and to pay interest thereon from March 24, 2009, or from the most recent March 15 or September 15 (each, an “Interest Payment Date”) to which interest has been paid, deemed paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2009, at the rate of 5.25% per annum, until the principal hereof is converted into shares of common stock of the Company, paid, deemed paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Third Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months. Except as otherwise provided in the Third Supplemental Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Third Supplemental Indenture. Payment of the principal of and any premium and interest on this Note will be made (a) at the Corporate Trust Office of the Trustee in Pittsburgh, Pennsylvania, or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Third Supplemental Indenture) to rescind the designation of any such Paying Agent, at the main offices of the Company in Pittsburgh, Pennsylvania, or at such other offices or agencies as the Company may designate, by United States dollar check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York; provided, however, that at the option of the Company payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Original Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 24, 2009

ALCOA INC.

Attest:
	Name: Brenda A. Hart	Name: Peter Hong
	Title: Assistant Secretary	Title: Vice President and Treasurer

[SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated

therein referred to in the within-mentioned Third

Supplemental Indenture and the Original

Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under a Third Supplemental Indenture dated as of March 24, 2009 (the “Third Supplemental Indenture”) to an indenture dated as of September 30, 1993, as supplemented by a First Supplemental Indenture dated as of January 25, 2007 and a Second Supplemental Indenture dated as of July 15, 2008 (as it may be further amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J. P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, as successor trustee to PNC Bank, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Original Indenture), to which the Third Supplemental Indenture, the Original Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially issued in the aggregate principal amount of (U.S.) $575,000,000.

No reference herein to the Third Supplemental Indenture and the Original Indenture, and no provision of this Note or of the Third Supplemental Indenture or the Original Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed. In the event of any conflict or inconsistency between the terms and provisions of this Note and the terms and provisions of the Third Supplemental Indenture and the Original Indenture, the terms and provisions of the Third Supplemental Indenture and the Original Indenture shall control. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Third Supplemental Indenture and the Original Indenture.

The Notes of this series are not subject to redemption at the election of the Company.

If any Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company will purchase the Notes tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Notes will accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Note.

The Holder of this Note after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on this Note on the corresponding Interest Payment Date. Holders of this Note at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding Interest Payment Date notwithstanding the conversion of this Note at any time after 5:00 p.m., New York City time on such Regular Record Date. If this Note is surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date it must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on this Note on such Interest Payment Date.

Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by the converting Holder (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of this Note. Except where this Note surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted portions of this Note will be payable by the Company on any Interest Payment Date subsequent to the Conversion Date and delivery of the shares of Common Stock, together with any cash payment for any fractional shares, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of this Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

Whenever in this Note there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Additional Interest as provided for in the Third Supplemental Indenture to the extent that, in such context, the Additional Interest is, was or would be payable in respect of this Note and express mention of the payment of Additional Interest (if applicable) in any provisions of this Note shall not be construed as excluding Additional Interest in those provisions of this Note where such express mention is not made.

If a Fundamental Change occurs at any time, subject to the provisions set forth in the Third Supplemental Indenture, the Holder of this Note shall have the right, at such Holder’s option, to require the Company to purchase all of such Note, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof, at the Fundamental Change Purchase Price specified in the Third Supplemental Indenture plus accrued and unpaid interest, including Additional Interest, if any, to but excluding the Fundamental Change Purchase Date. Any Notes purchased by the Company shall be paid for in cash. Article V of the Third Supplemental Indenture sets forth the procedures, obligations, conditions and other terms of such repurchase option upon the occurrence of a Fundamental Change.

Subject to the conditions and procedures set forth in Article VI of the Third Supplemental Indenture, and during the periods specified in the Third Supplemental Indenture, the Holder may convert this Note prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, into shares of Common Stock at the Conversion Rate.

The initial Conversion Rate is, in respect of each $1,000 principal amount of this Note, 155.4908 shares of Common Stock, subject to adjustments as set forth in the Third Supplemental Indenture.

A Holder may convert a portion of this Note only if the principal amount of such portion is $1,000 or an integral multiple thereof. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Third Supplemental Indenture.

This Note is in registered form without coupons in denominations of principal amount of $1,000 and integral multiples thereof. The Holder may transfer or exchange this Note in accordance with the Third Supplemental Indenture. The Security Registrar may require the Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange of this Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such transfer or exchange. Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or, if a portion of this Note is surrendered for conversion, the portion thereof surrendered for conversion.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The registered Holder of this Note may be treated as the absolute owner of such Note for all purposes whatsoever.

The Third Supplemental Indenture and the Original Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders at any time by the Company and the Trustee with the consent of the holders of 50% in principal amount of Notes at the time Outstanding. The Third Supplemental Indenture and the Original Indenture also contain provisions permitting the holders of specified percentages in principal amount of the Notes Outstanding, on behalf of all Noteholders, to waive compliance by the Company with certain provisions of the Third Supplemental Indenture and the Original Indenture and certain past defaults under the Third Supplemental Indenture and the Original Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

If an Event of Default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Third Supplemental Indenture and the Original Indenture.

The provisions relating to defeasance and discharge set forth in Section 1302 of the Original Indenture and covenant defeasance set forth in Section 1303 of the Original Indenture are not applicable to this Note.

To the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation to furnish reports required under Section 704 of the Original Indenture and for any failure to comply with §314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for the Holder to receive Additional Interest on this Note equal to 0.25% per annum of the principal amount of this Note (“Additional Interest”). If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on this Note. The Additional Interest will accrue from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and this Note will be subject to acceleration as provided in the Original Indenture. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with the Third Supplemental Indenture, this Note will be subject to acceleration as provided in the Original Indenture.

As set forth in, and subject to, the provisions of the Third Supplemental Indenture and the Original Indenture, no Noteholder will have any right to institute any proceeding with respect to the Third Supplemental Indenture or the Original Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.

This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

The Company will furnish to the Holder upon written request and without charge a copy of the Third Supplemental Indenture and the Original Indenture which has in it the text of this Note. Requests may be made to:

Alcoa Inc. 390 Park Avenue New York, New York 10022 Attention: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
(Signature must be guaranteed)

Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee	Date

FORM OF CONVERSION NOTICE

To: Alcoa Inc.

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Alcoa Inc., in accordance with the terms of the Third Supplemental Indenture and the Original Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, cash in lieu of fractional shares and any portion of this Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note. The undersigned acknowledges that the conversion of the specified Notes is subject to the requirements established by the Company in the Third Supplemental Indenture and the Original Indenture, as applicable, as well as the procedures of any Depositary, each as in effect from time to time.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.

Signature Guarantee
Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:
Principal amount to be converted (if less than all):

(Name)	$

(Street Address)	Social Security or Other Taxpayer Number

(City state and zip code)

Please print name and address:

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Alcoa Inc.

The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Alcoa Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Third Supplemental Indenture and the Original Indenture referred to in this Note and directs that the check of the Company in payment for this Note or the portion thereof and any portion of this Note representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Fill in for registration of shares if to be delivered, and any portion of this Note if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City state and zip code) Please print name and address:

Signature(s)

Signature(s) must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.

Signature Guarantee

Principal amount to be purchased (if less than all):

$

(if certificated, state the certificate number for each Note to be delivered for purchase)

Social Security or Other Taxpayer Number